UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-A
FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF l934

Trupanion, Inc.
(Exact name of Registrant as specified in its charter)
Delaware	83-0480694
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

907 NW Ballard Way Seattle, Washington	98107
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.00001 per share	The NASDAQ Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), please check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates: None

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of Class)

EXPLANATORY NOTE

Trupanion, Inc. (the “Company”) is filing this Form 8-A in connection with the transfer of the listing of its common stock, $0.00001 par value per share (the “Common Stock”), from the New York Stock Exchange to The NASDAQ Global Select Market of The NASDAQ Stock Market LLC.
Item 1.    Description of Registrant's Securities to be Registered.

The Company hereby incorporates by reference the description of its Common Stock to be registered hereunder contained under the heading “Description of Capital Stock” in the Registrant’s Registration Statement on Form S-1 (File No. 333-196814), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 16, 2014, as subsequently amended (the “Registration Statement”), and in the prospectus dated July 17, 2014 included in the Registration Statement filed separately by the Registrant with the Commission on July 18, 2014 pursuant to Rule 424(b) under the Securities Act of 1933, as amended, which prospectus shall be deemed to be incorporated by reference herein.

Item 2.    Exhibits.

In accordance with the “Instructions as to Exhibits” with respect to Form 8-A, no exhibits are required to be filed as part of this registration statement because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

TRUPANION, INC.

By:	/s/ Tricia Plouf
Tricia Plouf
Chief Financial Officer
Dated: June 16, 2016